UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

As previously disclosed, WiSA Technologies, Inc. (the “Company”) intends to hold a special meeting of stockholders on May 13, 2024 (the “Special Meeting”), to vote on the matters set forth in the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 17, 2024 (the “Definitive Proxy Statement”). The record date for the Special Meeting is March 27, 2024 (the “Record Date”).

Subsequent to the filing of the Definitive Proxy Statement, on April 26, 2024, the Company issued a press release and filed a Current Report on Form 8-K (the “Form 8-K”) containing additional solicitation material with respect to the Special Meeting. Set forth at the end of this supplement is the full text of the Form 8-K, which includes the text of the press release.

The Company is also filing this supplemental material to clarify that the number of shares of the Company’s common stock issued and outstanding as of the Record Date, as set forth in the Definitive Proxy Statement, was calculated after giving effect to the Company’s one-for-one hundred and fifty reverse stock split, effected on April 12, 2024 (the “Reverse Stock Split”). Calculated prior to giving effect to the Reverse Stock Split, as of the Record Date, there were 250,940,750 shares of common stock entitled to notice of and to vote at the Special Meeting.

In addition, subsequent to the filing of the Definitive Proxy Statement, the Company has engaged Lioness Consulting LLC to assist with the solicitation of proxies for the Special Meeting, for a project management fee of $5,000, plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

The disclosures contained herein, including those set forth in the Form 8-K, supplement the information contained in the Definitive Proxy Statement. These disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell to such purchasers (a) in a registered direct offering, 418,845 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at an offering price of $5.73 per share, and (b) in a concurrent private placement, common stock purchase warrants (the “Warrants”) exercisable for an aggregate of up to 418,845 shares of Common Stock, at an exercise price of $5.60 per share (the “Warrant Shares”), for aggregate gross proceeds of approximately $2,400,000 (such offerings, the “Offerings”). The Offerings are expected to close on April 30, 2024, subject to customary closing conditions.

Private Placement Warrants

The Warrants will be exercisable upon issuance and expire on the fifth anniversary of the issuance date of the Warrants. Once issued, the Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Warrants. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the date that stockholder approval is obtained for such “alternative cashless exercise” feature. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

Obligations under the Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to, among other things:

(a)	subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings, and (ii) not issue certain securities if the issuance would consititute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) for a period of six months from the closing date of the Offerings, in each case unless the Company is required to complete a financing prior to the applicable date in order to satisfy Nasdaq’s continued listing requirements; and

(b)	as soon as practicable (and in any event by May 30, 2024), file a registration statement on Form S-1 or another appropriate form providing for the resale of the Warrant Shares, use commercially reasonable efforts to cause such registration statement to become effective within 90 days of the closing date of the Offerings, and keep such registration statement effective at all times until no purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof; and

(c)	hold a meeting of stockholders of the Company for the purpose of approving the “alternative cashless exercise” feature in the Warrants, which meeting shall be held on or before September 30, 2024.

In addition, pursuant to the Purchase Agreement, the purchasers and the Company agreed  to amend the filing date deadline for the registration statement on Form S-1 to May 30, 2024 (originally May 10, 2024), for the resale by the purchasers of warrants issued in private placement transactions pursuant to those certain securities purchase agreements, dated as of March 26, 2024, April 17, 2024, and April 19, 2024.

Placement Agency Agreement

In connection with the Offerings, on April 26, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Offerings. The Company paid the Placement Agent an aggregate fee equal to 8.0% of the gross proceeds raised in the Offerings. The Company reimbursed the Placement Agent $50,000 for expenses in connection with the Offerings.

Pursuant to the Placement Agency Agreement, the Company agreed, among other things and subject to certain exceptions, not to, without the prior written consent of the Placement Agent, offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after the closing date of the Offerings.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offerings, as the case may be, other obligations of the parties and termination provisions.

The Shares to be issued in the registered direct offering were offered pursuant to the Company’s registration statement on Form S-3 (File No. 333-267211), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) are not being registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder.

Item 3.02. Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Warrants and Warrant Shares to be issued pursuant to the Purchase Agreement is incorporated herein by reference.

Item 8.01. Other Events.

Shareholder Letter Regarding Upcoming Special Meeting of Stockholders

On April 26, 2024, the Company issued a press release to stockholders containing the following text:

BEAVERTON, Ore.--(BUSINESS WIRE)-- WiSA Technologies, Inc. (NASDAQ: WISA), a leading innovator in wireless audio technology for intelligent devices and next-generation home entertainment systems, issued a Letter to Shareholders.

Dear Fellow Shareholders,

I am writing to share some exciting news regarding WiSA Technologies and our upcoming Special Meeting of Stockholders on May 13, 2024.

At its core, WiSA Technologies is an innovative company, a company whose dynamic products are built on a strong R&D foundation. Over the past decade, we have been at the forefront of innovation in the audio/video entertainment space. Our bold vision to deliver a superior at-home entertainment listening experience has guided us to prioritize significant investments in R&D in order to create a company that is built to last. With this foundation firmly in place, we strongly believe that, at this juncture, we have set the stage for sustainable long-term success because we have a dynamic core product that will help us and our customers advance multichannel wireless audio to become the ubiquitous standard in the industry.

Our journey has been marked by several milestones:

Formation of a Strong Foundation: In our early years, we focused on building talented teams of R&D, sales, marketing, and management, while fostering a culture that embraced our vision.

Industry Recognition: We formed the 70+ member WiSA Association focused on standardizing the delivery of multichannel wireless audio and we showcased our technology solutions at prestigious events like CES, forging strong relationships with the world's leading consumer electronics manufacturers.

Continuous Innovation: Year after year, we invested heavily in R&D to introduce robust technology solutions to consumer electronics manufacturers.

Today, I am proud to say that WiSA Technologies is well-positioned to transform the spatial audio industry. Culminating from our years of hard work and investment in R&D, we introduced a groundbreaking technology in 2023, WiSA E. This breakthrough represents a transformative milestone and new chapter for WiSA Technologies. Leading consumer electronics manufacturers are partnering with us to bring WiSA E to market through their channels and products by licensing our IP, which is expected to unlock new revenue streams for our company for years to come.

To realize the promise of WiSA E, we are introducing a new program, called Propel, that will consist of several strategic initiatives over the next 18 months that include:

Enhanced Value for Shareholders: Standardizing industry solutions and implementing initiatives to achieve consistent revenue performance, reduce infrastructure costs and maximize long-term shareholder value.

Revenue Growth: Creating new revenue streams that are expected to significantly impact our company's top-line growth. This includes enhancing our WiSA E technology to attract partnerships with TV/Audio speaker and chip manufacturers, resulting in increased licensing agreements and certifications.

Path to Profitability: Developing stringent specifications compliance and close working partnerships with consumer electronics manufacturers and chip makers to produce high-volume, lower cost solutions that will deliver positive benefits to our bottom line.

Industry Leadership: Expanding interbrand operability among premier audio manufacturers and delivering premium technology solutions to mass-market audio systems. WiSA Technologies aims to solidify its position as an industry innovator through this expansion.

Strong Governance: Implementing amendments to our certificate of incorporation and bylaws. These changes are expected to provide WiSA Technologies with the flexibility and governance needed to swiftly execute and adapt to market demands.

To achieve these ambitious goals, we need your support. At the upcoming Special Meeting of Stockholders, we will be presenting several proposals that are crucial for the successful execution of our Propel program:

Proposal #1: Authorize a Reverse Stock Split
Proposal #2: Approve an Amendment to the Certificate of Incorporation to Allow the Board of Directors to Amend the Bylaws
Proposal #3: Approve Issuance of Shares upon Exercise of February 2024 Warrants
Proposal #4: Approve Issuance of Shares upon Exercise of March 2024 Warrants
Proposal #5: Consider and Act Upon Other Business

The WiSA Board of Directors and I wholeheartedly recommend that you VOTE FOR each of the proposals.

Each of these proposals is vital for us to move forward with confidence and realize the full potential of WiSA E and Propel. I urge you to read about these proposals in detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission.

Your vote is important regardless of the number of shares you own. Please take the time to vote today to ensure your vote is received prior to the special meeting on May 13, 2024. For assistance with voting your shares, please reach out to our proxy solicitor, Lioness Consulting, via email at info@lionessconsultingllc.com.

Thank you for your ongoing support of our vision and our efforts to be the industry standard for wireless innovation.

Warm regards,

Brett Moyer

CEO and Founder
WiSA Technologies Inc.

Safe Harbor Statement

This communication contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, strategy, future revenues and profitability, and licensing initiatives and expectations, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties regarding, among other items: our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; the degree to which our licensees implement the licensed technology into their products, if at all; the timeline to any such implementation; risks related to technology innovation and intellectual property, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this communication is provided only as of the date of this communication, and we undertake no obligation to update any forward-looking statements contained in this communication based on new information, future events, or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20240426282680/en/

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com

Source: WiSA Technologies, Inc.

Share Combination Event Adjustment

In connection with the Company's reverse stock split, effective April 12, 2024, on April 22, 2024, currently outstanding warrants exercisable for an aggregate of up to 1,536,775 shares of common stock became issuable for an aggregate of 7,139,468 shares of common stock pursuant to the share combination event adjustment provisions of certain of the Company's currently outstanding warrants. The shares of common stock issuable upon exercise of such warrants are the subject of Proposals 3 and 4 as set forth above, and will become exercisable upon receipt of stockholder approval in connection with the Company's next special meeting of stockholders, as discussed above, at an exercise price of $1.83 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer